Exhibit 99.1

MRU Holdings, Inc. Announces Acceptance to List Its Securities on the Nasdaq Capital Market®

NEW YORK, Oct. 12 /PRNewswire-FirstCall/ -- MRU Holdings, Inc., (OTC Bulletin Board: MHOI), a specialty finance company focused on providing innovative solutions for funding education has been informed by the NASDAQ Stock Market (NASDAQ) that it has approved the Company's application to list securities on the NASDAQ Capital Market®. The Company's shares will begin trading today on the NASDAQ Capital Market under the new symbol UNCL.

Ed McGuinn, Chairman and CEO, stated, "This is an important milestone for the Company. Listing on the NASDAQ will open the Company to investment by a larger universe of institutional and individual investors."

Vishal Garg, Co-founder and CFO, added, "Listing on the NASDAQ is a significant accomplishment for the Company and its shareholders. We are pleased NASDAQ has recognized MRU's strength and stability. It is further indication of our progress in establishing the MyRichUncle brand as the innovation leader in the student loan market."

The Company confirms that originations for the quarter ended September 30, 2006 were approximately an additional $46 MM, as reported in the last earnings release, bringing total originations to over $85 MM. "The strong results of last quarter coupled with continued demand from students for back-to-school funding this quarter indicates that MyRichUncle's products and services are resonating with students and families, and will continue to drive the company's growth," said Garg.

About MRU Holdings, Inc.

MRU Holdings, Inc. (OTC Bulletin Board: MHOI - News) is a publicly traded specialty finance company that profiles and provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The company has a renowned brand name "MyRichUncle™" and highly scalable origination infrastructure. The company utilizes these assets to provide private and federal loans to students either on a referral or principal basis. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com . For more information about MyRichUncle visit http://www.MyRichUncle.com .

About MyRichUncle

Since May 2005, MyRichUncle has originated private student loans with a student-centric approach. Utilizing a pop-digestible philosophy towards lending combined with breakthrough underwriting platforms, MyRichUncle is re-shaping and shifting the student loan industry by creating new levels of technology that enhance its understanding of borrowers with thin credit files, namely students. At MyRichUncle.com, prospective borrowers can glean a greater understanding of the student loan process. Founders Vishal Garg and Raza Khan have been innovators from the start, with an ultimate goal to change an industry that doesn't function in the best interests of the students.

Safe Harbor Statement

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, MRU Holdings' expectations regarding its ability to develop and commercialize financial products for the higher education marketplace. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair MRU Holdings' results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in MRU Holdings' business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in our 10-KSB for the fiscal year ended June 30, 2006 and our Registration Statement on Form SB-2 both filed with the SEC on March 22, 2005. MRU Holdings cautions that certain important factors may have affected and could in the future affect MRU Holdings' beliefs and expectations and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of MRU Holdings. The forward-looking statements contained herein are made as of the date hereof and MRU Holdings does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.